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                                                   FRANKLIN
                                                   RESOURCES, INC.
                                                   777 Mariners Island Blvd.
                                                   San Mateo, CA 94404
                                                   415/312-5818
                                                   FAX 415/312-3528

                                                   Martin L. Flanagan CPA, CFA
                                                   Senior Vice President
                                                   Chief Financial Officer



April 12, 1995



Mr. Stephen H. Kilbuck
Vice President Corporate Banking
Bank of America, NT & SA
555 California Street, 41st Floor
San Francisco, CA 94104


Dear Steve:

     Various Franklin Funds/Portfolios (the "Funds") and Bank of America, National Trust and Savings Association ("Bank") are parties to custody agreements (the "Agreements") as well as separate cash management and deposit services arrangements.

     By this Letter Agreement, each of the Funds and Bank desire to establish the cash compensation to be paid by each Fund for services rendered to it by Bank.

     Effective April 1, 1995, commencing with the first statement prepared thereafter each Fund will pay to Bank a monthly fee in cash equal to an annual rate of 87.5/100 ths. (.875) basis points of the net asset value of each such Funds domestic portfolios held in custody by Bank and nine and three-tenths (9.3) basis points of the net asset value of each such Funds international portfolios held in custody by Bank or held by foreign sub-custodians calculated as of the last business day of the month. For purposes of calculating the monthly fee, 000007291 will be used as the monthly factor for the domestic portfolio and .0000775 will be used as the monthly factor for the international portfolio. The obligation of each Fund is separate from the obligation of any other Fund.

     The purpose of this Letter of Agreement is to provide for a fair level of compensation to Bank for its service. The fee is based on the assumption that each Fund will continue to use services of a type and volume comparable to the services currently used. The parties agree that any party may initiate discussions concerning revisions to the terms of this Letter Agreement at any time it believes the level of compensation to be inappropriate. The parties further agree that any party may, upon at least sixty (60) days' written notice, terminate this Letter Agreement with respect to that party. Upon its termination, if the parties have not agreed to a substitute fee arrangement, any party may also terminate all or some of the service provided by Bank upon additional sixty (60) days' written notice.

     On an ongoing basis, Bank will continue to prepare the monthly corporate account analysis statements on behalf of each Fund, which estimates all revenues and expenses for the parties' relationship. From time to time, Bank and any Fund(s) may renegotiate the estimated "prices" used in the account analysis process. The account analysis statement will provide a basis for any negotiations between the parties on the appropriateness of the fee agreement as embodied in this Letter Agreement. However, no payment of any kind shall be due on account of any shortfall on the account analysis statement.









                                    Sincerely,

                                    Authorized Officer for Each Trust/Franklin
                                    Fund Portfolio (List Attached)


                                    By /s/ Martin L. Flanagan
                                    Martin L. Flanagan
                                    Executive Financial Officer


ACCEPTED AND AGREED TO BY:

BANK OF AMERICA, NT & SA

By /s/ Stephen H. Kilbuck

Title: Vice President

                                 FRANKLIN GROUP OF FUNDS


FUND #    FUND INIT     NAME OF FUND


022     FUT       FRANKLIN UNIVERSAL TRUST - (closed-end)
033     FPMT      FRANKLIN PRINCIPAL MATURITY TRUST - (closed-end)
024     FMIT      FRANKLIN MULTI-INCOME TRUST - (closed-end)
101     FGF       FRANKLIN GOLD FUND
102     FPRF      FRANKLIN PREMIER RETURN FUND
                  (Franklin Option Fund until April 30, 1991)
103     FEF       FRANKLIN EQUITY FUND
105     AGE       AGE HIGH INCOME FUND, INC.
        FCF       FRANKLIN CUSTODIAN FUNDS, INC.
106                     GROWTH SERIES
107                     UTILITIES SERIES
108                     DYNATECH SERIES
109                     INCOME SERIES
110                     U.S. GOVERNMENT SECURITIES SERIES
111*    FMF       FRANKLIN MONEY FUND (MMP feeder as of 8/1/94)
112     FCTFIF    FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC.
113*    FFMF      FRANKLIN FEDERAL MONEY FUND (USGSMMP feeder as of 8/1/94)
114     FTEMF     FRANKLIN TAX-EXEMPT MONEY FUND
115     FNYTFIF   FRANKLIN NEW YORK TAX-FREE INCOME FUND, INC.
116     FFTFIF    FRANKLIN FEDERAL TAX-FREE INCOME FUND
        FTFT      FRANKLIN TAX-FREE TRUST
118                     FRANKLIN MASSACHUSETTS INSURED TAX-FREE INCOME FUND
119                     FRANKLIN MICHIGAN INSURED TAX-FREE INCOME FUND
120                     FRANKLIN MINNESOTA INSURED TAX-FREE INCOME FUND
121                     FRANKLIN INSURED TAX-FREE INCOME FUND
122                     FRANKLIN OHIO INSURED TAX-FREE INCOME FUND
123                     FRANKLIN PUERTO RICO TAX-FREE INCOME FUND
126                     FRANKLIN ARIZONA TAX-FREE INCOME FUND
127                     FRANKLIN COLORADO TAX-FREE INCOME FUND
128                     FRANKLIN GEORGIA TAX-FREE INCOME FUND
129                     FRANKLIN PENNSYLVANIA TAX-FREE INCOME FUND
130                     FRANKLIN HIGH YIELD TAX-FREE INCOME FUND
160                     FRANKLIN MISSOURI TAX-FREE INCOME FUND
161                     FRANKLIN OREGON TAX-FREE INCOME FUND
162                     FRANKLIN TEXAS TAX-FREE INCOME FUND
163                     FRANKLIN VIRGINIA TAX-FREE INCOME FUND
164                     FRANKLIN ALABAMA TAX-FREE INCOME FUND
165                     FRANKLIN FLORIDA TAX-FREE INCOME FUND
166                     FRANKLIN CONNECTICUT TAX-FREE INCOME FUND
167                     FRANKLIN INDIANA TAX-FREE INCOME FUND
168                     FRANKLIN LOUISIANA TAX-FREE INCOME FUND
169                     FRANKLIN MARYLAND TAX-FREE INCOME FUND
170                     FRANKLIN NORTH CAROLINA TAX-FREE INCOME FUND
171                     FRANKLIN NEW JERSEY TAX-FREE INCOME FUND
172                     FRANKLIN KENTUCKY TAX-FREE INCOME FUND
174                     FRANKLIN FEDERAL INTERMEDIATE-TERM TAX-FREE INCOME FUND
177                     FRANKLIN ARIZONA INSURED TAX-FREE INCOME FUND
178                     FRANKLIN FLORIDA INSURED TAX-FREE INCOME FUND
        FCTFT     FRANKLIN CALIFORNIA TAX-FREE TRUST
124                     FRANKLIN CALIFORNIA INSURED TAX-FREE INCOME FUND
125                     FRANKLIN CALIFORNIA TAX-EXEMPT MONEY FUND
152                     FRANKLIN CALIFORNIA INTERMEDIATE-TERM TAX-FREE INCOME
                        FUND
        FNYTFT    FRANKLIN NEW YORK TAX-FREE TRUST
                        (Franklin New York-Tax Exempt Money Fund until 1/91)
131                     FRANKLIN NEW YORK TAX-EXEMPT MONEY FUND
153                     FRANKLIN NEW YORK INTERMEDIATE-TERM TAX-FREE INCOME FUND
181                     FRANKLIN NEW YORK INSURED TAX-FREE INCOME FUND
        FIST      FRANKLIN INVESTORS SECURITIES TRUST
135                     FRANKLIN GLOBAL GOVERNMENT INCOME FUND
                        (formerly Franklin Global Opportunity Income Fund)
136                     FRANKLIN SHORT-INTERMEDIATE U.S. GOVERNMENT
                        SECURITIES FUND
137                     FRANKLIN CONVERTIBLE SECURITIES FUND
138*                    FRANKLIN ADJUSTABLE U.S. GOVERNMENT SECURITIES FUND
                        (formerly Franklin Adjustable Rate Mortgage Fund)
                        (USGARMP feeder)
139                     FRANKLIN EQUITY INCOME FUND
                        (Franklin Special Equity Income Fund until 8/17/93)
151*                    FRANKLIN ADJUSTABLE RATE SECURITIES FUND
                        (ARSP retail feeder)
        IFT       INSTITUTIONAL FIDUCIARY TRUST
140*                    MONEY MARKET PORTFOLIO (MMP feeder)
141*                    FRANKLIN LATE DAY MONEY MARKET PORTFOLIO
                        (Franklin Government Investors Money Market
                        Portfolio until 6/15/93)
142*                    FRANKLIN U.S. GOVERNMENT SECURITIES MONEY MARKET
                        PORTFOLIO (USGSMMP feeder)
143*                    FRANKLIN U.S. TREASURY MONEY MARKET PORTFOLIO
144*                    FRANKLIN INSTITUTIONAL ADJUSTABLE U.S. GOVERNMENT
                        SECURITIES FUND (USGARMP feeder)
145*                    FRANKLIN INSTITUTIONAL ADJUSTABLE RATE SECURITIES FUND
                        (ARSP feeder)
146*                    FRANKLIN U.S. GOVERNMENT AGENCY MONEY MARKET FUND
147*                    AEA CASH MANAGEMENT FUND (MMP feeder)
                        (formerly Franklin Star MOney Market Portfolio)
149*                    FRANKLIN CASH RESERVES FUND (MMP feeder)
150     FBSIF     FRANKLIN BALANCE SHEET INVESTMENT FUND
154     FTAIBF    FRANKLIN TAX-ADVANTAGED INTERNATIONAL BOND FUND
155     FTAUSGSF  FRANKLIN TAX-ADVANTAGED U.S. GOVERNMENT SECURITIES FUND
156     FTAHYSF   FRANKLIN TAX-ADVANTAGED HIGH YIELD SECURITIES FUND
        FMT       FRANKLIN MANAGED TRUST
117                     FRANKLIN CORPORATE QUALIFIED DIVIDEND FUND
                        (Franklin Corporate Cash Portfolio until 5/31/91)
158                     FRANKLIN RISING DIVIDENDS FUND
159                     FRANKLIN INVESTMENT GRADE INCOME FUND
----                    FRANKLIN INSTITUTIONAL RISING DIVIDENDS FUND (PT feeder)
                        (not yet filed)
157     FSMP      FRANKLIN STRATEGIC MORTGAGE PORTFOLIO (effective 2/1/93)
        FMST      FRANKLIN MUNICIPAL SECURITIES TRUST
173                     FRANKLIN HAWAII MUNICIPAL BOND FUND
175                     FRANKLIN CALIFORNIA HIGH YIELD MUNICIPAL FUND
176                     FRANKLIN WASHINGTON MUNICIPAL BOND FUND
220                     FRANKLIN TENNESSEE MUNICIPAL BOND FUND
221                     FRANKLIN ARKANSAS MUNICIPAL BOND FUND
        FSS       FRANKLIN STRATEGIC SERIES (changed from Cal 250)
194                     FRANKLIN STRATEGIC INCOME FUND
195                     FRANKLIN MIDCAP GROWTH FUND (filed - not yet being sold)
196                     FRANKLIN INSTITUTIONAL MIDCAP GROWTH FUND
                        (formerly FISCO MidCap Growth Fund)
197                     FRANKLIN GLOBAL UTILITIES FUND
198                     FRANKLIN SMALL CAP GROWTH FUND
199                     FRANKLIN GLOBAL HEALTH CARE FUND
        ARSP      ADJUSTABLE RATE SECURITIES PORTFOLIOS (THE PARENT)
182                     U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO
                        (master fund)
183                     ADJUSTABLE RATE SECURITIES PORTFOLIO (filed under 1940
                         Act Only) (master fund)
        MMP       THE MONEY MARKET PORTFOLIOS (master fund parent)
                        (filed under 1940 Act only)
184*                    THE MONEY MARKET PORTFOLIO (master fund)
186*                    THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO
                                       (master fund)
187     MGP       MIDCAP GROWTH PORTFOLIO (master fund) (1940 Act filing only
                  - not yet being sold)
        PT        THE PORTFOLIOS TRUST (master fund parent) (1940 Act filing only - not yet being sold)
188               THE RISING DIVIDENDS PORTFOLIO (master fund)
        FIT       FRANKLIN INTERNATIONAL TRUST
190                     FRANKLIN PACIFIC GROWTH FUND
191                     FRANKLIN INTERNATIONAL EQUITY FUND
        FREST     FRANKLIN REAL ESTATE SECURITIES TRUST
192                     FRANKLIN REAL ESTATE SECURITIES FUND
        FTGT      FRANKLIN TEMPLETON GLOBAL TRUST (formerly Huntington Funds)
210*                    FRANKLIN TEMPLETON GERMAN GOVERNMENT BOND FUND
211*                    FRANKLIN TEMPLETON GLOBAL CURRENCY FUND
212*                    FRANKLIN TEMPLETON HARD CURRENCY FUND
213*                    FRANKLIN TEMPLETON HIGH INCOME CURRENCY FUND
        FVF       FRANKLIN VALUEMARK FUNDS (ALLIANZ)
821                     MONEY MARKET FUND
822                     EQUITY GROWTH FUND
823                     PRECIOUS METALS FUND
824                     REAL ESTATE SECURITIES FUND
825                     UTILITY EQUITY FUND
826                     HIGH INCOME FUND
827                     GLOBAL INCOME FUND
828                     INVESTMENT GRADE INTERMEDIATE BOND FUND
829                     INCOME SECURITIES FUND
830                     U.S. GOVERNMENT SECURITIES FUND
831                     ZERO COUPON FUND - 1995
832                     ZERO COUPON FUND - 2000
833                     ZERO COUPON FUND - 2005
834                     ZERO COUPON FUND - 2010
835                     ADJUSTABLE U.S. GOVERNMENT FUND
836                     RISING DIVIDENDS FUND
837                     TEMPLETON PACIFIC GROWTH FUND (Pacific Growth Fund
                        until 10/15/93)
838                     TEMPLETON INTERNATIONAL EQUITY FUND (International
                        Equity Fund until 10/15/93)
839                     TEMPLETON DEVELOPING MARKETS EQUITY FUND
840                     TEMPLETON GLOBAL GROWTH FUND
841                     TEMPLETON WORLDWIDE ASSET ALLOCATION FUND
                                       (not yet effective)
891     FGST      FRANKLIN GOVERNMENT SECURITIES TRUST (AETNA)
193                     FRANKLIN STABLE VALUE FUND
511                     FRANKLIN TEMPLETON MONEY FUND II (expected effective
                        date: 05/01/95)